UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On December 21, 2023, Surf Air Mobility Inc. (the “Company”) executed and entered into a binding term (the “Term Sheet”) related to the potential issuance (the “Transaction”) of a mandatory convertible debenture with proceeds of $35,200,000 to GEM Global Yield LLC SCS (“GEM”). The proceeds will be comprised of the cancellation of certain shares of the Company’s common stock previously issued or issuable to GEM. The Term Sheet contains an outline of the terms of the Transaction, and obligates the parties to negotiate and execute one or more definitive agreements to fully implement the Transaction.

The Company, in consultation with its Board of Directors, elected to amend the existing agreements between GEM and the Company with objectives of: (1) reducing near-term overhang on the stock through the cancellation of substantially all of GEM's freely tradeable shares; (2) imposing a volume restriction on shares receivable by GEM related to the debenture, which will limit GEM to selling no more than 10% of the average daily trading volume of the Company's shares for the previous 30 days per day; and (3) providing the Company flexibility in the full or partial redemption of the debenture at 115% of par value at any time, thereby avoiding dilution. Such objectives are reflected in the provisions of the Term Sheet.

The Company has filed a copy of the Term Sheet as Exhibit 10.1 to this report to provide investors with information regarding its terms. All terms described in the Term Sheet are subject to further negotiation between the parties and the final terms of the Transaction will be set forth in the definitive agreements executed by the Company and GEM.

Forward Looking Statements

This Item 1.01 contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Company and GEM negotiating and executing one or more definitive agreements to fully implement the Transaction and the expected terms of the Transaction. Readers of this report should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the Company may not successfully negotiate the definitive agreements; the risk that the Company may not consummate the Transaction; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Company’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

The press release announcing the foregoing definative material agreement is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1*	Binding Term Sheet dated as of December 21, 2023, by and between Surf Air Mobility Inc. and GEM Global Yield LLC SCS
99.1	Press release dated December 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: December 28, 2023	By:	/s/ Stan Little
	Name:	Stan Little
	Title:	Chief Executive Officer